Exhibit 99.1
AERT Releases ‘07 Results... Sales $82.2M Net Loss $9.5M... Cash Position YE $13.2M... Q1 ‘08 Sales $29.7M +30%
SPRINGDALE, Ark.—(BUSINESS WIRE)—Advanced Environmental Recycling Technologies, Inc. (NASDAQ: AERT), a plastics recycler and leading manufacturer of Green building products, will be filing its annual report on Friday with the Securities and Exchange Commission on Form 10-K. Sales for the year ending December 31, 2007 were $82.2 million, down 16% from $97.8 million for the prior period ending December 31, 2006. Sales for the quarter ending December 31, 2007 were $9.7 million, down 54% from $21.3 million in the prior period ending December 31, 2006.
Cash Position Up at Year End
The Company’s cash position at year-end was $13.2M versus $2.95M at year-end 2006 due to equity and debt offerings completed in October and December 2007, respectively.
2008 Q1 Sales $29.7 Million +30%
Gross Sales for the quarter ending March 31, 2008 were $29.9 million (Unaudited), up 30% from $23 million reported for the previous year first quarter ended March 31, 2007.
2007 Net Loss
Net loss for the period ending December 31, 2007 was $(9.5 million) or $(.20) per share and resulted from a combination of a loss from operations, a reclassification of deferred tax benefits, a write down of inventory related to the exit of our painted window sill business, and a one time charge for preferred stock conversion features of a recent $10 million preferred stock equity offering.
Management Analysis & Outlook
Commenting on the Company’s 2007 results and 2008 prospects, AERT CEO Joe Brooks explained, “We’re not happy to report a loss, but amidst the tough year in the building industry AERT held its own, and even experienced increased sales at the retail level with several customers.” Citing the beginning of a turnaround he went on, “Our $29.9 million in Q1 sales shows that our recovery is already underway, thanks in part to our recently initiated Green marketing campaign.” “We are extremely encouraged by this initial glimpse into 2008 and combined with increasing demand from abroad, we anticipate a much brighter outlook for growth and profitability going forward,” he concluded.
CFO Departure
In a separate statement, CEO Joe Brooks announced that Robert Thayer, Chief Financial Officer, has resigned from the Company effective April 11, 2008. Eric Barnes, the current Chief Accounting Officer will assume the duties previously held by Mr. Thayer.
The financial statements shown below are qualified in their entirety by the Company’s filing with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2007, including, but not limited to the auditor’s report, management discussion, analysis and notes.

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,716,481	$2,164,532
Restricted cash	11,461,950	787,191
Restricted certificate of deposit	871,468	—
Trade accounts receivable, net of allowance of $1,162,500 at December 31, 2007 and $374,894 at December 31, 2006	640,668	3,789,302
Other accounts receivable	63,453	760,970
Inventories	23,622,586	14,515,845
Prepaid expenses	892,462	1,018,657
Deferred tax asset	—	1,163,017

Total current assets	39,269,068	24,199,514

Land, buildings and equipment:
Land	1,988,638	1,988,638
Buildings and leasehold improvements	10,008,257	5,979,223
Machinery and equipment	51,690,169	39,475,682
Transportation equipment	1,148,046	1,243,556
Office equipment	1,169,213	801,231
Construction in progress	4,218,303	14,762,153

Total land, buildings and equipment	70,222,626	64,250,483
Less accumulated depreciation	31,380,005	26,728,540

Net land, buildings and equipment	38,842,621	37,521,943

Other assets:
Deferred tax asset	8,851,412	4,293,912
Debt issuance costs, net of accumulated amortization of $1,052,949 at December 31, 2007 and $790,532 at December 31, 2006	3,042,645	2,814,390
Debt service reserve fund	3,391,500	2,040,000
Restricted certificate of deposit	—	829,961
Other assets, net of accumulated amortization of $421,310 at December 31, 2007 and $392,736 at December 31, 2006	361,557	350,246

Total other assets	15,647,114	10,328,509

Total assets	$93,758,803	$72,049,966

	December 31,	December 31,
	2007	2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable — trade	$9,274,134	$10,861,648
Accounts payable — related parties	350,882	494,831
Current maturities of long-term debt	9,582,145	1,580,357
Current maturities of capital lease obligations	224,840	93,255
Accrued payroll expense	553,376	575,782
Litigation loss payable	655,769	655,769
Other accrued liabilities	3,712,700	1,933,821
Working capital line of credit	12,303,378	10,060,000
Notes payable — related parties	—	1,000,000
Notes payable — other	385,229	410,181

Total current liabilities	37,042,453	27,665,644

Long-term debt, less current maturities	25,707,959	16,803,644
Capital lease obligations, less current maturities	796,305	24,073

	26,504,264	16,827,717

Accrued dividends on convertible preferred stock	136,957	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value; 5,000,000 shares authorized, 757,576 shares issued and outstanding at December 31, 2007	7,576	—
Class A common stock, $.01 par value; 75,000,000 shares authorized; 46,314,250 and 43,041,164 shares issued and outstanding at December 31, 2007 and 2006, respectively	463,143	430,412
Class B convertible common stock, $.01 par value; 7,500,000 shares authorized; 1,465,530 shares issued and outstanding at December 31, 2007 and 2006	14,655	14,655
Warrants outstanding; 3,787,880 at December 31, 2007 and 4,606,132 at December 31, 2006	1,533,578	2,519,389
Additional paid-in capital	50,872,462	37,891,274
Accumulated deficit	(22,816,285)	(13,299,125)

Total stockholders’ equity	30,075,129	27,556,605

Total liabilities and stockholders’ equity	$93,758,803	$72,049,966

INCOME STATEMENT	Year Ended December 31,
	2007	2006	2005
Net sales	$82,209,963	$97,840,126	$87,312,560
Cost of goods sold	74,340,601	77,594,965	66,389,964

Gross margin	7,869,362	20,245,161	20,922,596
Selling and administrative costs	16,368,725	16,407,400	14,595,854
Research and development	265,881	285,858	110,134

	16,634,606	16,693,258	14,705,988

Operating income (loss)	(8,765,244)	3,551,903	6,216,608
Other income (expense):

Net litigation contingency	—	—	(610,206)

Gain (loss) on disposition of equipment	7,920	58,285	(26,122)
Interest income	183,409	202,724	90,908

Interest expense	(3,956,935)	(2,844,327)	(2,087,818)

Net other expense	(3,765,606)	(2,583,318)	(2,633,238)

Income (loss) before extraordinary item, income taxes and accrued dividends on preferred stock	(12,530,850)	968,585	3,583,370
Preferred stock dividends resulting from beneficial conversion feature	(943,838)	—	—

Accrued dividends on preferred stock	(136,957)	—	(235,367)

Income (loss) before extraordinary item and income taxes	(13,611,645)	968,585	3,348,003

Income tax benefit	(3,662,082)	(835,937)	(4,449,682)

Income (loss) before extraordinary item	(9,949,563)	1,804,522	7,797,685
Extraordinary gain on involuntary conversion of non-monetary assets due to fire (net of income tax)	432,403	—	—

Net income (loss) applicable to common stock	$(9,517,160)	$1,804,522	$7,797,685

Income (loss) per share of common stock before extraordinary item (Basic)	$(0.21)	$0.04	$0.22

Income (loss) per share of common stock before extraordinary item (Diluted)	$(0.21)	$0.04	$0.19

Extraordinary gain per share of common stock (Basic)	$0.01	—	—

Extraordinary gain per share of common stock (Diluted)	$0.01	—	—

Income (loss) per share of common stock after extraordinary item (Basic)	$(0.20)	$0.04	$0.22

Income (loss) per share of common stock after extraordinary item (Diluted)	$(0.20)	$0.04	$0.19

Weighted average number of common shares outstanding (Basic)	47,030,850	41,990,150	35,861,060

Weighted average number of common shares outstanding (Diluted)	47,030,850	45,881,498	40,475,244

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward-looking statements” within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause AERT, Inc.’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. AERT currently is considering, but may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.
AERT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The above-mentioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect AERT, Inc., see AERT, Inc.’s filing with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
About Advanced Environmental Recycling Technologies, Inc.
Since 1989, AERT (NASDAQ CM:AERT) has pioneered the use of recycled polyethylene plastic in the manufacture of composite building materials. With its constantly evolving portfolio of patented and proprietary recycling technologies, AERT has been widely recognized as a leader in resource conservation innovation and received the EPA Award for Environmental Excellence for its process of converting scrap plastic to composite outdoor decking. AERT converts reclaimed plastic and wood fiber waste into quality outdoor decking systems, fence systems, and door and window components. The Company is the exclusive manufacturer of Weyerhaeuser ChoiceDek® decking, which is available in multiple colors and is sold in all Lowe’s Home Improvement stores. See www.choicedek.com for more information. AERT’s MoistureShield® decking program is expanding and products are available in many parts of the U.S. now, with national distribution planned for 2008. See www.moistureshield.com for product information or to find a regional distributor or dealer. AERT operates manufacturing facilities in Springdale and Lowell, with a raw materials facility in Junction, Texas and a state-of-the-art recycling facility under construction in Watts, Oklahoma. This LEED certified recycling facility is expected to be operational in the first quarter of 2009. For more information on the Company, visit www.aertinc.com.
Contact:
For AERT, Inc.
The Birkhill Group, LLC
David McCarthy, 212-576-1515
Fax: 212-576-1117
Source: Advanced Environmental Recycling Technologies, Inc.